Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

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In re:	§	Case No. 19-33694 (DRJ)
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WEATHERFORD INTERNATIONAL PLC, et al.,	§ §	Chapter 11
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Debtors.[1]	§	(Jointly Administered)
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NOTICE OF DETERMINATION DATE AND REPORTING DEADLINE

PLEASE TAKE NOTICE that, pursuant to that certain Final Order Establishing Notification Procedures and Approving Restrictions on Certain Transfers of Stock of, and Claims Against the Debtors, dated July 16, 2019 [Docket No. 172] (the “Final NOL Order”)2, the above-captioned debtors and debtors in possession hereby provide notice that, for purposes of the Final NOL Order, the Determination Date is November 12, 2019 and the Reporting Deadline is November 18, 2019.

PLEASE TAKE FURTHER NOTICE that any person (including any Entity) that beneficially owns either (i) more than $356 million of Claims or (ii) a lower amount of Claims that (when taking into account any Owned Interests or Weatherford Stock beneficially owned or New Weatherford Stock reasonably expected to be owned by such person, taking into account applicable aggregation rules) could result in such person holding 4.75% of New Weatherford Stock, in each case as of the Determination Date, is required to serve upon the Debtors and their counsel, counsel to the Ad Hoc Noteholder Committee, counsel to the DIP Lenders and counsel to each Official Committee a Notice of Substantial Claim Ownership on or before the Reporting Deadline.

1 The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are: Weatherford International plc (6750); Weatherford International Ltd. (1344); and Weatherford International, LLC (5019). The location of the Debtors’ main corporate headquarters and the Debtors’ service address is: 2000 St. James Place, Houston, TX 77056.

2 Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Final NOL Order.

PLEASE TAKE FURTHER NOTICE that after the Determination Date any acquisition of Claims by a person who filed a Notice of Substantial Claim Ownership or by a person who would be required to file a Notice of Substantial Claim Ownership as a result of the consummation of the contemplated transaction if the proposed acquisition date had been the Determination Date shall not be effective unless consummated in compliance with the Procedures set forth in the Final NOL Order.

PLEASE TAKE FURTHER NOTICE that following the Determination Date, if the Debtors determine that a Substantial Claimholder must sell or transfer all or a portion of its beneficial ownership of Claims acquired after the Petition Date in order to satisfy the requirements of Section 382(l)(5) of the U.S. Internal Revenue Code of 1986, as amended, the Debtors may file a motion with the Bankruptcy Court for entry of an order approving the issuance of a notice that such Substantial Claimholder must sell or transfer a specified amount of its beneficial ownership of Claims, subject to certain limitations.

PLEASE TAKE FURTHER NOTICE that copies of all documents are available free of charge by visiting the case website maintained by Debtors’ claims, noticing, and solicitation agent, Prime Clerk LLC, available at https://cases.primeclerk.com/weatherford/ or by calling (844) 233-5155 (toll free). You may also obtain copies of any pleadings by visiting the Court’s website at www.txs.uscourts.gov in accordance with the procedures and fees set forth therein.

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Signed: November 12, 2019	/s/ Timothy A. (“Tad”) Davidson II
Houston, Texas	Timothy A. (“Tad”) Davidson II (Texas Bar No. 24012503)
Ashley L. Harper (Texas Bar No. 24065272)
HUNTON ANDREWS KURTH LLP
600 Travis Street, Suite 4200
Houston, Texas 77002
	Tel:	713-220-4200
	Fax:	713-220-4285
	Email:	TadDavidson@HuntonAK.com
AshleyHarper@HuntonAK.com

-and-

George A. Davis (admitted pro hac vice)
Keith A. Simon (admitted pro hac vice)
David A. Hammerman (admitted pro hac vice)
Lisa K. Lansio (admitted pro hac vice)
LATHAM & WATKINS LLP
885 Third Avenue
New York, New York 10022
	Tel:	212-906-1200
	Fax:	212-751-4864
	Email:	george.davis@lw.com
keith.simon@lw.com
david.hammerman@lw.com
lisa.lansio@lw.com

Counsel for the Debtors and Debtors in Possession